                                                                     Exhibit 4.6

================================================================================

                            W. R. BERKLEY CORPORATION

                                       to

                              THE BANK OF NEW YORK
                                   as Trustee

                                -----------------

                          SUPPLEMENTAL INDENTURE NO. 1

                            Dated as of July 26, 2005

                                -----------------

                     6.750% Subordinated Debentures Due 2045

                               -------------------

================================================================================

                                                                     Exhibit 4.6

                                TABLE OF CONTENTS

                                    ARTICLE I
                       RELATION TO INDENTURE; DEFINITIONS

                                   ARTICLE II
                            THE SERIES OF SECURITIES

                                                                                                   Page
                                                                                                   ----
Section 2.1     Title of the Securities..........................................................    2

Section 2.2     Limitation on Aggregate Principal Amount; Date of Securities.....................    2

Section 2.3     Principal Payment Dates..........................................................    2

Section 2.4     Interest and Interest Rates......................................................    2

Section 2.5     Extension of Interest Payment Period.............................................    3

Section 2.6     Place of Payment.................................................................    4

Section 2.7     Redemption.......................................................................    4

Section 2.8     Preferred Security Holders' Rights...............................................    5

Section 2.9     Additional Covenants.............................................................    6

Section 2.10    Denomination.....................................................................    6

Section 2.11    Currency.........................................................................    6

Section 2.12    Registered Securities; Form......................................................    6

Section 2.13    Global Securities Upon Liquidation of Trust......................................    7

Section 2.14    Defeasance and Covenant Defeasance...............................................    8

Section 2.15    Registrar and Paying Agent.......................................................    8

Section 2.16    Additional Provisions Regarding Amendments.......................................    8

Section 2.17    Additional Provisions Regarding Assignment.......................................    8

Section 2.18    Miscellaneous Expenses...........................................................    9

                                             ARTICLE III
                                       MISCELLANEOUS PROVISIONS

Section 3.1     Adoption of the Supplemental Indenture...........................................    9

Section 3.2     Counterparts.....................................................................    9

Section 3.3     Governing Law....................................................................    9

                            W. R. BERKLEY CORPORATION

                          SUPPLEMENTAL INDENTURE NO. 1

                                  $250,000,000

                     6.750% Subordinated Debentures Due 2045

      SUPPLEMENTAL INDENTURE NO. 1 (this "Supplemental Indenture No. 1"), dated as of July 26, 2005 from W. R. BERKLEY CORPORATION, a Delaware corporation (the "Company"), to THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

                                    Recitals

      The Company has heretofore executed and delivered to the Trustee a Subordinated Indenture, dated as of the date hereof, as supplemented and amended by this Supplemental Indenture No. 1 (as so supplemented and amended, the "Indenture"), providing for the issuance from time to time of series of the Company's Securities. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

      Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

      Section 9.1 of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and 3.1 of the Indenture.

      For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities of such series:

                                   ARTICLE I

                       RELATION TO INDENTURE; DEFINITIONS

      Section 1.1. This Supplemental Indenture No. 1 constitutes an integral part of the Indenture.

      Section 1.2. For all purposes of this Supplemental Indenture No. 1:

      (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

      (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture No. 1; and

      (c) The terms "herein", "hereof", "hereunder" and other words of similar import refer to this Supplemental Indenture No. 1.

                                   ARTICLE II

                            THE SERIES OF SECURITIES

            Section 2.1 Title of the Securities.

      There shall be a series of Securities designated the "6.750% Subordinated Debentures Due 2045" (hereinafter, the "Securities").

            Section 2.2 Limitation on Aggregate Principal Amount; Date of Securities.

      The aggregate principal amount of the Securities shall be limited to $250,000,000. Each Security shall be dated the date of its authentication.

            Section 2.3 Principal Payment Dates.

      The principal amount of the Securities Outstanding (together with any accrued and unpaid interest thereon) shall be payable in a single installment on July 26, 2045.

            Section 2.4 Interest and Interest Rates.

      The rate of interest on each Security shall be 6.750% per annum, accruing from July 26, 2005 and, subject to Section 2.5 hereof, interest shall be payable, in arrears, on January 30, April 30, July 30 and October 30 of each year (each an "Interest Payment Date"), commencing October 30, 2005. The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full 90-day quarter, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on a Security is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Security which is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Security is registered at the close of business on the Regular Record Date for such Interest Payment Date, which, for purposes of this Supplemental Indenture No. 1, shall be the Business Day preceding such Interest Payment Date; provided, that in the event the Securities shall not continue to remain in book-entry only form, the record dates shall be the January 15, April 15, July 15 and October 15 prior to the applicable Interest Payment Date. The interest so payable on any Security which is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Person in whose name such Security is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the Person in whose name such Security is registered on the special record date or other specified date determined in accordance with the Indenture.

            Section 2.5 Extension of Interest Payment Period.

      Notwithstanding anything contained herein or in the Indenture to the contrary, the Company shall have the right at any time, and from time to time, during the term of the Securities to defer payments of interest by extending the interest payment period to the next Interest Payment Date by one or more quarterly periods not exceeding 20 consecutive quarters (each such period, an "Extension Period"), but no such Extension Period may extend beyond July 26, 2045. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Sum, as hereinafter defined) together with interest thereon compounded quarterly at the rate specified for the Securities to the extent permitted by applicable law ("Compound Interest"); provided, that during any such Extension Period, (a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its Capital Stock (other than (i) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its Common Stock, (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of its Capital Stock, (iii) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to an acquisition or the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged and (iv) redemptions or purchases pursuant to the Company's Rights Agreement dated as of May 11, 1999, as amended, between the Company and Wells Fargo Bank Minnesota, N.A. as successor in interest to ChaseMellon Shareholder Services, LLC (the "Rights Agreement")), (b) the Company shall not make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee Agreement, dated as of July 26, 2005, of the Company (the "Preferred Guarantee") with respect to the 6.750% Trust Originated Preferred Securities (the "Preferred Securities") issued by W. R. Berkley Capital Trust II (the "Trust"), the Common Securities Guarantee Agreement, dated as of July 26, 2005, of the Company (the "Common Guarantee" and together with the Preferred Guarantee, the "Guarantees") with respect to the 6.750% Trust Originated Common Securities (the "Common Securities" and together with the Preferred Securities, the "Trust Securities") issued by the Trust and the Common Securities Guarantee Agreement, dated as of December 20, 1996 (the "Common Securities Guarantee Agreement"), and the Capital Securities Guarantee Agreement, dated as of June 6, 1997 with respect to the 8.197% Capital Securities) (the "Capital Securities Guarantee Agreement")). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth in this section.

      No interest shall be due and payable during any Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. If the Property Trustee (as defined in the Amended and Restated Trust

Agreement of W. R. Berkley Capital Trust II, dated as of July 26, 2005 (the "Trust Agreement")) shall be the sole holder of the Securities, the Company shall give the Administrative Trustees (as defined in the Trust Agreement), the Property Trustee (as defined in the Trust Agreement) and the Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of
(i) the date distributions on the Preferred Securities are payable or (ii) the date the Administrative Trustees are required to give notice of the record date or the date such distribution is payable to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. If the Property Trustee shall not be the sole holder of the Securities, the Company shall give the holders of the Securities notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Securities. The quarter in which any notice is given pursuant to this Section 2.5 shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted hereunder.

            Section 2.6 Place of Payment.

      The Place of Payment where the Securities issued in certificated form may be presented or surrendered for payment, where such Securities may be surrendered for registration of transfer or exchange and where notices and demands to and upon the Company in respect of such Securities and the Indenture may be served shall be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by checks mailed to the Holders at such addresses as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Securities is the Property Trustee, the payment of the principal of and interest (including Compound Interest and Additional Sums, if any) on such Securities held by the Property Trustee will be made at such place and to such account as may be designated by the Property Trustee.

            Section 2.7 Redemption.

      Subject to the terms and conditions of Article 10 of the Indenture:

      (a) Optional Redemption. The Company may redeem the Securities in whole at any time or in part from time to time, in each case on or after July 26, 2010, but prior to the Stated Maturity, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus any accrued and unpaid interest, including Additional Sums, if any, to the date fixed for redemption (the "Redemption Price").

      (b) The Company will have the right at any time to dissolve the Trust and cause the Securities to be distributed to the holders of the Trust Securities in accordance with the Trust Agreement.

      (c) Special Event Redemption.

      (i) If, at any time, a Tax Event or an Investment Company Event (each a "Special Event") has occurred and is continuing, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Securities in whole but not in part, for cash in the amount of the Redemption Price, within 90 days following the occurrence of such Special Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Securities so redeemed shall be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to the Company or the Trust the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of a redemption. If the Company does not elect either to distribute the Securities to the holders of the Preferred Securities in liquidation of the Trust or to redeem the Securities, the Trust Securities shall remain outstanding and, in the event a Special Event is continuing, Additional Sums (as defined in Section 2.18 hereof) will be payable on the Securities.

      (d) The Securities are not entitled to the benefit of any sinking fund.

      (e) If Securities are distributed to the holders of the Preferred Securities, (i) the Company will use its best efforts to cause the Securities to be listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed, and (ii) the Indenture, this Supplemental Indenture No. 1 and the terms of the Securities may, thereafter, be modified or amended with the consent of not less than 66-2/3% in principal amount of the Securities at any time Outstanding; provided, however, that no such modification or amendment may, without the consent of the Holder of each Security affected thereby, (A) extend the stated maturity of the principal of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon (other than as provided in Section 2.5 of this Supplemental Indenture No. 1), or reduce any amount payable on redemption thereof or change the Currency in which the principal thereof or interest thereon is payable or impair the right to institute suit for the enforcement of any payment on any Security when due, or (B) reduce the aforesaid principal amount of Securities, the consent of the Holders of which is required for any such modification.

            Section 2.8 Preferred Security Holders' Rights.

      If an Event of Default under Section 5.1(1) or 5.1(2) of the Indenture with respect to the Securities has occurred and is continuing, then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder directly of the principal of or interest on the Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Securities. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Securities under this Supplemental Indenture No. 1 or under the Indenture unless the Property Trustee fails to do so.

            Section 2.9 Additional Covenants.

      The Company agrees that if (i) there shall have occurred any event that would constitute an Event of Default or (ii) the Company shall be in default with respect to its payment of any obligations under the Preferred Guarantee or Common Guarantee, or (iii) the Company shall have given notice of its election to defer payments of interest on the Securities by extending the interest payment period as provided in this Supplemental Indenture No. 1 and such period, or any extension thereof, shall be continuing, then (a) the Company shall not declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its Capital Stock (other than (i) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its Common Stock, (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of its Capital Stock,
(iii) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to an acquisition or the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged, and (iv) redemptions or purchases pursuant to the Rights Agreement), (b) the Company shall not make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to the Securities, and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to either of the Guarantees, the Common Securities Guarantee Agreement and the Capital Securities Guarantee Agreement).

      The Company agrees (i) to directly or indirectly maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of such Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate the Trust, except (a) in connection with a distribution of Securities to the holders of the Preferred Securities in liquidation of the Trust, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Trust to remain a grantor trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

            Section 2.10 Denomination.

      The Securities shall be issuable in denominations of $1,000 and integral multiples thereof.

            Section 2.11 Currency.

      Principal and interest on the Securities shall be payable in Dollars.

            Section 2.12 Registered Securities; Form.

      Except as provided in Section 2.13, the Securities shall be issued as Registered Securities, without coupons and shall be registered in the name of The Bank of New York, as Property

Trustee, and its permitted registered assigns. The Securities shall be substantially in the form attached as Exhibit A hereto.

            Section 2.13 Global Securities Upon Liquidation of Trust.

      (a) If, in accordance with the Trust Agreement, the Trust is to be dissolved and the Securities held by the Property Trustee are to be distributed to the holders of the Trust Securities:

      (i) the Securities in certificated form shall be presented to the Trustee by the Property Trustee in exchange for a global Security in an aggregate principal amount equal to the aggregate principal amount of all outstanding Securities (a "Global Security") to be registered in the name of the Depositary (as defined in the Trust Agreement), or its nominee, and delivered by the Trustee to the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees (as defined in the Trust Agreement). The Company upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Supplemental Indenture No. 1. Payments on Securities issued as Global Securities will be made to the Depositary; and

      (ii) if any Preferred Securities are held in non book-entry certificated form, the Securities in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate (as defined in the Trust Agreement) which represents Preferred Securities other than Preferred Securities held by the Clearing Agency (as defined in the Trust Agreement) or its nominee ("Non Book-Entry Preferred Securities") will be deemed to represent beneficial interests in Securities presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Security, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Supplemental Indenture No. 1. On issue of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

      (b) Unless and until it is exchanged for Securities in registered form, a Global Security may be transferred, in whole but not in part, only to another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

      (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to
Article III of the

Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. In addition, the Company may at any time determine that the Securities shall no longer be represented by a Global Security. In such event the Company will execute, and subject to Section 3.3 of the Indenture, the Trustee, upon receipt of an Officer's Certificate evidencing such determination by the Company, will authenticate and deliver the Securities in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

            Section 2.14 Defeasance and Covenant Defeasance.

      The provisions of Section 4.2 of the Indenture shall apply to the Securities.

            Section 2.15 Registrar and Paying Agent.

      The Trustee shall initially serve as Registrar and Paying Agent.

            Section 2.16 Additional Provisions Regarding Amendments.

      So long as the Holder of the Securities is the Trust, the terms of the Securities may be amended by mutual consent of the Company and the Trust in the manner they shall agree; provided, however, that, so long as any of the Preferred Securities remain outstanding, no such amendment shall be made that adversely affects the holders of the Preferred Securities, no termination of the Securities shall occur, and no Event of Default or compliance with any covenant under the Securities may be waived by the Trust, without the prior approval of the holders of at least 66-2/3% in liquidation preference of all Preferred Securities then outstanding, in writing or at a duly constituted meeting of such holders.

            Section 2.17 Additional Provisions Regarding Assignment.

      The Company shall have the right at all times to assign any of its rights or obligations under the Securities to a direct or indirect wholly-owned Subsidiary of the Company; provided, however, that, in the event of any such assignment, the Company shall remain jointly and severally liable for all such obligations. So long as the Trust is the Holder of the Securities, the Trust may not assign any of its rights under the Securities, other than in connection with a merger or consolidation or sale of assets or exchange permitted under the terms of the Preferred Securities. Subject to the foregoing, the Securities shall be binding upon and inure to the benefit of the Company and the Trust and their respective permitted successors and assigns. Any assignment by the Company or the Trust in contravention of such provisions will be null and void.

            Section 2.18 Miscellaneous Expenses.

      If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other domestic taxing authority, then, in any such case, the Company agrees to pay, as additional interest ("Additional Sums"), such additional amounts as shall be required so that the net amounts received and retained by the Trust with respect to the Securities after paying any such taxes, duties, assessments or other governmental charges, as well as all liabilities, costs and expenses of the Trust with respect to any such items, will be not less than the amounts the Trust would have received had no such taxes, duties, assessments or other governmental charges been imposed and no such liabilities, costs and expenses with respect thereto been incurred.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

            Section 3.1 Adoption of the Supplemental Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects hereby adopted, ratified and confirmed.

            Section 3.2 Counterparts. This Supplemental Indenture No. 1 may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 3.3 Governing Law. THIS SUPPLEMENTAL INDENTURE NO. 1 AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 1 to be duly executed, as of the day and year first written above.

                                       W. R. BERKLEY CORPORATION

                                       By_____________________________________
                                         Name:
                                         Title:

                                       THE BANK OF NEW YORK,
                                           as Trustee

                                       By_____________________________________
                                         Name:
                                         Title:

                    [FORM OF FACE OF SUBORDINATED DEBENTURE]

      THIS SUBORDINATED DEBENTURE IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK, AS PROPERTY TRUSTEE, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF OTHER THAN AS PERMITTED IN THE SUPPLEMENTAL INDENTURE DATED AS OF JULY 26, 2005, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

      [IF THE DEBENTURE IS TO BE A GLOBAL SECURITY INSERT - This Subordinated Debenture is Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Subordinated Debenture is exchangeable for Subordinated Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Subordinated Debenture (other than a transfer of this Subordinated Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.]

      Unless this Subordinated Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Subordinated Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                            W.R. BERKLEY CORPORATION

CUSIP No.: 084423 AN 2

                6.750% Subordinated Debentures Due July 26, 2045

No.                                                                  $__________

      W. R. BERKLEY CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to___________, the principal sum of $____________ Dollars on July 26, 2045 (such date is hereinafter referred to as the "Stated Maturity") and to pay interest thereon from July 26, 2005. Interest shall be payable on this Subordinated Debenture, in arrears, on January 30, April 30, July 30 and October 30 of each year (each an "Interest Payment Date") commencing October 30, 2005, at the rate of 6.750% per annum, until the principal hereof is paid or made available for payment; provided that any such installment of interest which is overdue shall bear interest at the rate of 6.750% per annum (to the extent that the payment of such interest shall be legally enforceable) from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand; provided further that, notwithstanding anything contained in the Indenture (as defined on the reverse hereof) to the contrary, the Company shall have the right at any time, and from time to time, during the term of this Subordinated Debenture to defer payments of interest by extending the interest payment period to the next Interest Payment Date by one or more quarterly periods not exceeding 20 consecutive quarters (each such period, an "Extension Period"), but no such Extension Period may extend beyond July 26, 2045, or such other date to which the Stated Maturity may have been shortened or extended as described below. At the end of any such Extension Period, the Company shall pay all interest then accrued and unpaid (including any Additional Sums, as defined in Section 2.18 of Supplemental Indenture No. 1), together with interest thereon compounded quarterly at the rate specified for this Subordinated Debenture to the extent permitted by applicable law; provided, that during any such Extension Period,
(a) the Company shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its Capital Stock (other than (i) purchases or acquisitions of shares of the Company's Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligation pursuant to any contract or security requiring it to purchase shares of its Common Stock, (ii) as a result of a reclassification of the Company's Capital Stock or the exchange or conversion of one class or series of the Company's Capital Stock for another class or series of its Capital Stock, (iii) the purchase of fractional interests in shares of the Company's Capital Stock pursuant to an acquisition or the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged and (iv) redemptions or purchases pursuant to the Company's Rights Agreement dated as of May 11, 1999, as amended, between the Company and Wells Fargo Bank, N.A. as successor in interest to ChaseMellon Shareholder Services, LLC, (b) the Company shall not make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities issued by the Company that rank pari passu with or junior to this Subordinated Debenture and
(c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Preferred Securities Guarantee Agreement, dated as of July 26, 2005, of the Company (the "Preferred Guarantee") with respect to the 6.750% Trust Originated Preferred Securities (the "Preferred Securities") issued by W. R. Berkley Capital Trust II (the "Trust"), the Common Securities Guarantee Agreement, dated as of July 26, 2005, of the Company (the "Common Guarantee" and together with the Preferred Guarantee, the "Guarantees") with respect to the 6.750% Trust Originated Common Securities (the "Common Securities" and together with the Preferred Securities, the "Trust Securities") issued by the Trust and the Common Securities Guarantee Agreement, dated as of December 20, 1996, and the Capital Securities Guarantee Agreement, dated as of June 6, 1997 with respect to the 8.197% Capital Securities)). Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension Period, subject to the terms set forth below. No interest shall be due and payable during any Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during any Extension Period. If the Property Trustee (as defined in the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement") shall be the sole holder of this Subordinated Debenture, Company shall give the Administrative Trustees (as defined in the Trust Agreement) and the Property Trustee (as defined in the Trust Agreement), notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date Distributions on the Preferred Securities are payable or (ii) the date the Administrative Trustees are required to give notice of the record date or the date such distribution is payable to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the Preferred Securities, but in any event at least one Business Day before such record date. If the Property Trustee shall not be the sole holder of this Subordinated Debenture, the Company shall give the holders of this Subordinated Debenture notice of its selection of such Extension Period at least 10 Business Days prior to the earlier of (i) the Interest Payment Date or (ii) the date upon which the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of this Subordinated Debenture. The quarter in which any notice is given in accordance with the foregoing provisions shall be counted as one of the 20 quarters permitted in the maximum Extension Period permitted hereunder.

      The amount of interest payable on any Interest Payment Date shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period that is shorter than a full 90-day quarter, will be calculated on the basis of the actual number of days elapsed in such period. In the event that any date on which interest is payable on this Subordinated Debenture is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest so payable on any Interest Payment Date which is punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Subordinated Debenture is registered at the close of business on the Regular Record Date for such Interest Payment Date, which shall be the Business Day preceding such Interest Payment Date; provided, that in the event the Securities shall not continue to remain in book-entry only form, the record dates shall be the January 15, April 15, July 15 and October 15 prior to the applicable Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Person in whose name this Subordinated Debenture is registered on the relevant Regular Record Date, and such defaulted interest shall instead be payable to the person in whose name this Subordinated Debenture is registered on the special record date for such defaulted interest or other specified date determined in accordance with the Indenture and the Supplemental Indenture referred to on the reverse hereof.

      Payment of the principal of and any such interest on this Subordinated Debenture will be made at the Corporate Trust Office of the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided, however, that at the option of the Company payment of interest may be paid (i) by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register for Subordinated Debentures or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in such Register.

      Reference is hereby made to the further provisions of this Subordinated Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Subordinated Debenture shall not be entitled to any benefit under the Indenture and Supplemental Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  July 26, 2005

                                       W. R. BERKLEY CORPORATION

                                       By_____________________________________
                                       Name:
                                       Title:

      This is one of the Securities of the series described in the within-mentioned Indenture.

                                       THE BANK OF NEW YORK, as Trustee

                                       By:____________________________________
                                          Authorized Signatory

                   [FORM OF REVERSE OF SUBORDINATED DEBENTURE]

      This Subordinated Debenture is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under a Subordinated Indenture, dated as of the date hereof (herein, together with Supplemental Indenture No. 1 (as defined below) called the "Indenture"), from the Company to The Bank of New York (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000 and is issued pursuant to Supplemental Indenture No. 1, dated as of July 26, 2005, from the Company to the Trustee, relating to the Securities of this series (herein called "Supplemental Indenture No. 1").

      The indebtedness evidenced by this Security is to the extent provided in the Indenture, subordinate and junior in right of payment to all Company Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Company Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

      The Securities of this series are subject to redemption at any time in whole or from time to time in part, on or after July 26, 2010, but prior to their Stated Maturity, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus any accrued and unpaid interest, including Additional Sums (as defined in Section 2.18 of Supplemental Indenture No. 1), if any, to the date fixed for redemption (the "Redemption Price").

      The Company will have the right at any time to dissolve the Trust and cause the Securities to be distributed to the holders of the Trust Securities in accordance with the Trust Agreement.

      If, at any time, a Tax Event or an Investment Company Event (each a "Special Event") has occurred and is continuing, the Company shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Securities in whole but not in part, for cash in the amount of the Redemption Price, within 90 days following the occurrence of such Special Event, and, following such redemption, Trust Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Securities so redeemed shall be redeemed by the Trust at the Redemption Price; provided, however, that if at the time there is available to the Company or the

Trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election or pursuing some other similar reasonable measure that has no adverse effect on the Trust, the Company or the holders of the Trust Securities, the Company or the Trust will pursue such measure in lieu of a redemption. If the Company does not elect either to distribute the Securities to the holders of the Preferred Securities in liquidation of the Trust or to redeem the Securities, the Trust Securities shall remain outstanding and, in the event a Special Event is continuing, Additional Sums (as defined in Section 10.9 of the Indenture) will be payable on the Securities.

      In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

      The Indenture contains provisions for defeasance at any time of the indebtedness of this Security or of certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of the Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture or to Supplemental Indenture No. 1 and no provision of this Security or of the Indenture or Supplemental Indenture No. 1 shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not the Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      The Company and the Holder of this Security agree (i) that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness and (ii) to file all United States federal, state and local tax returns and reports on such basis (unless the Company or such Holder, as the case may be, shall have received an opinion of independent nationally recognized tax counsel to the effect that as a result of a change in law after the date of the issuance of this Security the Company or such Holder, as the case may be, is prohibited from filing on such basis).

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.